                                                                   EXHIBIT 4.11

                          SOUTHWEST GAS CORPORATION


                                      TO


                  HARRIS TRUST AND SAVINGS BANK, as Trustee



                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of August 1, 1996






                      __________________________________


                        Supplementing and Amending the
                     Indenture dated as of July 15, 1996


                      _________________________________




                          7 1/2% Debentures Due 2006

                            8% Debentures Due 2026

                            TABLE OF CONTENTS

                                                                          Page
                                                                          ----

PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                 ARTICLE ONE

                    DEFINITIONS WITH RESPECT TO DEBENTURES . . . . . . . .   1

SECTION 1.1.  Original Indenture Terms . . . . . . . . . . . . . . . . . .   1

SECTION 1.2.  Additional Terms . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.3.  Modification of Terms. . . . . . . . . . . . . . . . . . . .   3

                                 ARTICLE TWO

                           FORM OF 1996 DEBENTURES . . . . . . . . . . . .   3

SECTION 2.1.  Form of Face of 7 1/2% Debenture.  . . . . . . . . . . . . .   3

SECTION 2.2.  Form of Face of 8% Debenture.. . . . . . . . . . . . . . . .   6

SECTION 2.3.  Form of Reverse of 1996 Debentures.. . . . . . . . . . . . .   8

SECTION 2.4.  Form of Trustee's Certificate of Authentication for
                 1996 Debentures . . . . . . . . . . . . . . . . . . . . .  11

                                ARTICLE THREE

                      MODIFICATION OF CERTAIN PROVISIONS
                          OF THE ORIGINAL INDENTURE. . . . . . . . . . . .  12

SECTION 3.1.  Restrictions on Liens. . . . . . . . . . . . . . . . . . . .  12

SECTION 3.2.  Rstrictions on Sale and Lease-back Transactions. . . . . . .  14

                                 ARTICLE FOUR

               CONTINUED APPLICABILITY OF REMAINING PROVISIONS
                          OF THE ORIGINAL INDENTURE. . . . . . . . . . . .  15

SECTION 4.1.       Continued Applicability . . . . . . . . . . . . . . . .  15

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

     FIRST SUPPLEMENTAL INDENTURE, dated as of August 1, 1996, between SOUTHWEST GAS CORPORATION, a corporation duly organized and existing under the laws of the State of California (the "Company"), having its principal office at 5241 Spring Mountain Road, P. O. Box 98510, Las Vegas, Nevada 89193-8510, and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as Trustee (the "Trustee").


                           RECITALS OF THE COMPANY

     WHEREAS, the Company and the Trustee have executed and delivered an Indenture dated as of July 15, 1996 (the "Original Indenture") providing for the issuance from time to time by the Company of its unsecured debentures, notes or other evidences of indebtedness (the "Debentures") to be issued in one or more series as provided in the Original Indenture; and

     WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of two series of debentures to be known as 7 1/2% Debentures, Due 2006 (the "7 1/2% Debentures") and 8% Debentures, Due 2026 (the "8% Debentures"; the 7 1/2% Debentures and the 8% Debentures are collectively referred to herein as the "1996 Debentures"), respectively; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the 1996 Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the 1996 Debentures, as follows:


                                 ARTICLE ONE

                    DEFINITIONS WITH RESPECT TO DEBENTURES

     SECTION 1.1. Original Indenture Terms. Except as otherwise provided in this First Supplemental Indenture, all terms used in this First Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture.

     SECTION 1.2. Additional Terms. Additional terms used in this First Supplemental Indenture with respect to the 1996 Debentures shall have the meanings set forth below:

          "Capitalized Lease" means any lease of any property of the Company (whether real, personal or mixed) by the Company as lessee that would, in conformity with generally accepted accounting principles, be required to be accounted for as a capital lease on the balance sheet of the Company.

          "Debt" has the meaning specified in Section 1008(a) of the Original Indenture.

          "First Supplemental Indenture" means this first supplemental indenture dated as of August 1, 1996 as originally executed and as it may from time to time be supplemented or amended by one or more indentures pursuant to the provisions of the Original Indenture and shall include the terms of the 1996 Debentures established pursuant to Article Two thereof.

          "Funded Debt" means all Indebtedness of the Company that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly or indirectly renewable or extendable at the option of the Company to a date more than one year from the date of creation thereof (including an option of the Company under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more), but excluding any payments due under the terms thereof within 12 months of any date of determination (including any deposit or payment required to be made under any prepayment provision, sinking fund, purchase fund or similar provision).

          "Indebtedness" means, as applied to any Person, Capitalized Leases, bonds, notes, debentures and other securities representing obligations for borrowed money created or assumed by such Person. All indebtedness guaranteed as to payment of principal in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase such indebtedness, and all indebtedness secured by a Lien upon property owned by such Person and upon which such person customarily pays interest, even though such Person has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be "Indebtedness" of such Person.

          "Lien" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

          "1996 Debentures" means collectively the 7 1/2% Debentures and 8% Debentures authenticated and delivered under the Indenture.

          "Original Indenture" means the Indenture dated as of July 15, 1996 as originally executed by the Company and the Trustee.


          "7 1/2% Debentures" means the 7 1/2% Debentures Due 2006 authenticated and delivered under the Indenture.

          "8% Debentures" means the 8% Debentures Due 2026 authenticated and delivered under the Indenture.

          "Sale and Lease-back Transaction" has the meaning specified in
     Section 1009.

          "Total Capitalization" means, as at any time, the aggregate of (i) all amounts outstanding on such date classified as shareholder's equity of the Company on such date, (ii) all amounts outstanding on such date classified as preferred or preference stock of the Company on such date, and (iii) all amounts of Funded Debt of the Company outstanding on such date determined on an unconsolidated basis.

          "Value" has the meaning specified in Section 1008(c).

     SECTION 1.3. Modification of Terms. The following defined terms used in the Original Indenture shall have the following meanings when used with respect to the 1996 Debentures:

          (a) "Interest Payment Date," when used with respect to a 1996 Debentures, means February 1and August 1 of each year commencing with February 1, 1997 until the principal thereof is paid or made available for payment.

          (b) "Regular Record Date," when used with respect to an Interest Payment Date applicable to a 1996 Debenture, means the January 1 or July 1, as the case may be, next preceding an Interest Payment Date.

          (c) "Stated Maturity," when used with respect to (i) the payment of principal, means (A) August 1, 2006 with respect to a 7 1/2% Debenture and (B) August 1, 2026 with respect to a 8% Debenture, and (ii) the payment of an installment of interest, means an Interest Payment Date specified in Section 1.3(a) of the First Supplemental Indenture.


                                 ARTICLE TWO

                           FORM OF 1996 DEBENTURES


     SECTION 2.1.  Form of Face of 7 1/2% Debentures.

        The face of the 7 1/2% Debentures shall be in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. EVERY DEBENTURE DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



No. ____________

$75,000,000

CUSIP No. 844895 AJ 1


                          SOUTHWEST GAS CORPORATION

                          7 1/2% DEBENTURE DUE 2006



     SOUTHWEST GAS CORPORATION, a California corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Seventy Five Million Dollars ($75,000,000) on August 1, 2006 and to pay interest thereon from August 1, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on February 1 and August 1 in each year, commencing February 1, 1997, at the rate of 7 1/2% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may, upon election by the Company following notice to the Trustee, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, by giving notice to Holders of Debentures of this series not less than ten (10) days prior to such Special Record Date and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment.

     Payment of the principal of and interest on this Debenture will be made at the offices or agencies of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register on the Regular Record Date, except that in the event that this Debenture is registered in the name of the nominee of a clearing agency, interest payments will be made in the form of immediately available funds.


     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                   SOUTHWEST GAS CORPORATION

Dated:
[SEAL]

                                   By
                                     ------------------------



     SECTION 2.2.  Form of Face of 8% Debentures.

     The face of the 8% Debentures shall be in substantially the following form:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. EVERY DEBENTURE DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF


FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. ____________

$75,000,000

CUSIP No. 844895 AL 6


                          SOUTHWEST GAS CORPORATION

                            8% DEBENTURE DUE 2026



     SOUTHWEST GAS CORPORATION, a California corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Seventy Five Million Dollars ($75,000,000) on August 1, 2026 and to pay interest thereon from August 1, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on February 1 and August 1 in each year, commencing February 1, 1997, at the rate of 8% per annum, until the principal hereof shall have become due and payable and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may, upon election by the Company following notice to the Trustee, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, by giving notice to Holders of Debentures of this series not less than ten (10) days prior to such Special


Record Date and not less than ten (10) days after receipt by the Trustee of the notice of the proposed payment.

     Payment of the principal of and interest on this Debenture will be made at the offices or agencies of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed by first class mail to the address of the Person entitled thereto as such address shall appear in the Securities Register on the Regular Record Date except that in the event that this Debenture is registered in the name of the nominee of a clearing agency, interest payments will be made in the form of immediately available funds.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                   SOUTHWEST GAS CORPORATION

Dated:
[SEAL]

                                   By
                                     ------------------------



     SECTION 2.3.  Form of Reverse of 1996 Debentures.

     The reverse side of the 1996 Debentures shall be in substantially following form:

     This Debenture is one of a duly authorized issue of obligations of the Company (herein called the "Debentures") issued and to be issued in one or more series under an Indenture dated as of July 15, 1996 (the "Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated as of August 1, 1996 between the Company and the Trustee and as hereafter amended

and supplemented to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof limited in aggregate principal amount to $75,000,000.

     The Debentures of this series may not be redeemed prior to their Stated Maturity.

     In certain circumstances described in the Indenture, the Company's obligations in respect of the Debentures of this series or in respect of certain covenants made for the benefit of Debentures of this series may be discharged prior to payment upon the deposit with the Trustee of cash and/or U.S. Government Obligations in the required amount and upon compliance with certain conditions and other provisions of the Indenture.

     If an Event of Default with respect to Debentures of this series shall occur and be continuing, the principal of the Debentures of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.


     In certain limited circumstances, the Indenture also permits the amendment thereof, and the modification of the rights and obligations of the Company and the rights of the Holders, at any time by the Company and the Trustee without notice to or the consent of the Holders.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Debenture is registerable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series, of authorized denominations and like aggregate principal amount will be issued to the designated transferee or transferees. The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for other Debentures of this series of a different authorized denomination and like principal amount, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith to the extent provided in the Indenture.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon or on the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability being released by the Holder by the acceptance of this Debenture and being likewise waived and released by the terms of the Indenture.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                            [FORM OF ASSIGNMENT]


     For value received, the undersigned hereby sells, assigns and transfers unto [Please insert Tax Identification Number of Assignee]....

                        .............................
                  [Please print or type name of assignee]

the within Debenture of Southwest Gas Corporation and does hereby irrevocably constitute and appoint .................... Attorney to transfer said Debenture on the books of the within-named corporation, with full power of substitution in the premises.

Dated:...............


     SECTION 2.4. Form of Trustee's Certificate of Authentication for 1996 Debentures.

        The Trustee's Certificate of Authentication for the 1996 Debentures shall be in substantially the following form:

     This is one of the Debentures of the series designated herein referred to in the within-mentioned Indenture.


Dated:
       --------------------



HARRIS TRUST AND SAVINGS BANK, as Trustee



By:
   ----------------------------
     Authorized Officer


                                ARTICLE THREE

                      MODIFICATION OF CERTAIN PROVISIONS
                          OF THE ORIGINAL INDENTURE

     SECTION 3.1. Restrictions on Liens. Article Ten of the Original Indenture is hereby amended by adding the following new Section 1008 after
Section 1007 thereof to read as follows with respect to the 1996 Debentures:

          Section 1008.  Restrictions on Liens.

          (a) The Company will not, at any time during which any 1996 Debentures are Outstanding, issue, assume or guarantee any debt for money borrowed (hereinafter referred to as "Debt") secured by any Lien upon any property or asset of the Company (whether such property or asset is now owned or hereafter acquired), without in any such case effectively securing, prior to or concurrently with the issuance, assumption or guarantee of any such Debt, the 1996 Debentures (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company ranking equally with the 1996 Debentures and then existing or thereafter created) equally and ratably with (or, at the Company's option, prior to) such Debt, provided, however, that the foregoing restrictions shall not apply to nor prevent the creation of:

          (1) Liens on any property acquired, constructed or improved by the Company after August 1, 1996 that are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of the construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after August 1, 1996, or, in addition to Liens contemplated by clauses (a)(2) and (a)(3) below, Liens on any property existing at the time of acquisition thereof, provided that the Liens shall not apply to any property theretofore owned by the Company other than, in the case of any such construction or improvement, any theretofore unimproved property on which the property so constructed or the improvement is located;

          (2) existing Liens on any property or indebtedness of a Corporation that is merged with or into or consolidated with the Company; provided that the Liens shall not apply to any property theretofore owned by the Company;

          (3) Liens in favor of the United States of America, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payment pursuant to any contract or statute or to secure any

     indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

          (4) Liens on current assets of the Company to secure loans to the Company which mature within 12 months from the creation thereof and which are made in the ordinary course of business;

          (5) Liens on any property (including any natural gas, oil or other mineral property) of the Company to secure all or part of the cost of exploration or drilling for or development of oil or gas reserves or laying a pipeline or to secure Debt incurred to provide funds for any such purpose;

          (6)  any Lien existing on the date of the First Supplemental
     Indenture;

          (7) Liens on moneys or U.S. Government Obligations deposited with the Trustee pursuant to Article Thirteen of the Original Indenture; and

          (8) Liens for the sole purposes of extending, renewing or replacing, in whole or in part, Liens securing Debt of the type referred to in the foregoing clauses (a)(1) through (a)(7), inclusive, or this clause (a)(8); provided, however, that the principal amount of Debt so secured at the time of such extension, renewal or replacement shall not be increased, and that such extension, renewal or replacement shall be limited to all or part of the property or indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such property).

          (b) The provisions of Section 1008(a) shall not apply to the issuance, assumption or guarantee by the Company of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate amount that, together with all other Indebtedness of the Company (other than Liens permitted by Section 1008(a)) that would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction that, if such Sale and Lease-back Transaction had been a Lien, would have been permitted by Section 1008(a)(1) and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with Section 1009(a)(2)) does not at the time exceed 10% of Total Capitalization.

          (c) The term "Value" shall mean, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of:

          (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction; and


          (2) the fair value, in the opinion of the Board of Directors of the Company, of such property at the time of entering into such Sale and Lease-back Transaction,

in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

          (d) If at any time the Company shall issue, assume or guarantee any Debt secured by any Lien and if Section 1008(a) requires that the 1996 Debentures be secured equally and ratably with such Debt, the Company will promptly deliver to the Trustee:

          (1) an Officer's Certificate stating that the covenant of the Company contained in Section 1008(a) has been complied with; and

          (2) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instrument executed by the Company in the performance of such covenant complies with such covenant.

          (e) In the event that the Company shall hereafter secure the 1996 Debentures equally and ratably with (or prior to) any other Debt or obligation pursuant to the provisions of this Section 1008, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the holders so secured, equally and ratably with such Debt and other obligations; PROVIDED, HOWEVER, that if such indenture or agreement affects the Trustee's own rights, duties or immunities under this First Supplemental Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture or agreement.

     SECTION 3.2. Restrictions on Sale and Lease-back Transactions. Article Ten of the Original Indenture is hereby amended by adding the following new
Section 1009 after Section 1008 thereof to read as follows with respect to the 1996 Debentures:

          Section 1009.  Restrictions on Sale and Lease-back Transactions.

          The Company will not, at any time during which any 1996 Debentures are Outstanding, enter into any arrangement with any Person providing for the lease to the Company of any property of the Company (except for temporary leases for a term, including any renewal thereof, of not more than three years), which property has been or is to be sold or transferred by the Company (a "Sale and Lease-back Transaction") to such Person unless the proceeds of such sale are at least equal to the fair value of such property and either:


          (1)  the Company would be entitled, pursuant to the provisions of
     Section 1008(a)(1) or Section 1008(b) to incur Debt secured by a Lien on the property to be leased without equally and ratably securing the 1996 Debentures; or

          (2) the Company shall, or in any such case the Company covenants that it will, within 120 days of the effective date of any such arrangement (or in the case of clause (A) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 120-day period), apply an amount not less than the fair value of such property to any one or more of

               (A) the optional redemption of Securities issued under the Original Indenture in accordance with the provisions thereof and the terms of such Securities to be so redeemed or the purchase and retirement of Securities as provided pursuant to Section 401 thereof, or

               (B) the payment or other retirement of Funded Debt incurred or assumed by the Company which ranks senior to or pari passu with the 1996 Debentures (other than Funded Debt owned by the Company), or

               (C) the purchase at not more than the fair value of property of the Company (other than property of the Company involved in such sale).


                                 ARTICLE FOUR

               CONTINUED APPLICABILITY OF REMAINING PROVISIONS
                          OF THE ORIGINAL INDENTURE

     SECTION 4.1. Continued Applicability. Except as specifically amended, supplemented or deleted by this First Supplemental Indenture, all provisions of the Original Indenture shall be applicable for all purposes with respect to the 1996 Debentures, and the Original Indenture, as hereby supplemented and amended, is hereby ratified, confirmed and approved. The Original Indenture as supplemented and amended by this First Supplemental Indenture shall be construed as one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                           SOUTHWEST GAS CORPORATION



                           By     Jeffrey W. Shaw
                              -----------------------



                           HARRIS TRUST AND SAVINGS BANK, as
                           Trustee



                           By      J. Bartolini
                              -----------------------
                                 Authorized Officer





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